DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20060574789-18
Dean Heller Secretary of State State of Nevada	Filing Date and Time 09/01/2006 6:27 AM
	Entity Number E0499062006-7

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

China Wi-Max Communications Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3.
Number of shares corporation is authorized to issue:
50,000,000 with $.001 par value.

3. The undersigned declare that they constitute **at least two-thirds of** the incorporators ☐, or of the board of directors ☑ (check one box only)

4. Effective date of filing (optional): ____________
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

Dr. Allen Roberts (signature)
Signature

(signature)
Signature

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.